Bonds.com 8-K

Exhibit 10.1

Dated as of June 8, 2012

Bonds.com Group Inc.
1500 Broadway, 31st Floor
New York, NY 10036
Fax No: (212) 946-3999

Re:           Letter Agreement with respect to Final Closing Conditions

Ladies and Gentlemen:

The undersigned Daher Bonds Investment Company (“DBIC”), Mida Holdings (“Mida”), XOL Holding S.A.L. (“XOL”), GFINet Inc. (“GFI”), Oak Investment Partners XII, Limited Partnership (“Oak”) and Hendrik Jan Iwema are parties to a Unit Purchase Agreement (the “December 2011 UPA”), dated as of December 5, 2011, by and among such parties and Bonds.com Group, Inc. (the “Company”), and joined into thereafter by Plough Penny Partners, L.P. and the undersigned Bonds MX, LLC (“Bonds MX,” and, collectively with DBIC, GFI, Mida, XOL, GFI and Oak, each a “Stockholder,” and collectively, the “Stockholders”).  Capitalized terms not defined herein have the meaning given to them in the December 2011 UPA.

Pursuant to the terms of the December 2011 UPA, each Stockholder’s obligation to purchase additional Units pursuant to any Final Closing is conditioned upon, among other things, the satisfaction or waiver of the condition that the Company shall have achieved the Revenue and Cash Burn Closing Milestone on, as of or before June 30, 2012 (the “Milestone Condition”).  Under the terms of Section 6 of the December 2011 UPA, each Stockholder hereby irrevocably waives the Milestone Condition for all purposes and the Milestone Condition shall not be considered a condition to the Final Closing.  Additionally, each Shareholder hereby irrevocably waives the condition that the Company shall have delivered a certificate executed by the Company’s Chief Financial Officer certifying that each condition in Schedule B of the December 2011 UPA has been satisfied, solely as such condition relates to the Milestone Condition.

This Letter Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.  This Letter Agreement may be executed by facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  A manual signature on this Letter Agreement, an image of which shall have been transmitted electronically (including, without limitation, by facsimile, portable document format (.pdf) or similar electronic file), will constitute an original signature for all purposes.

[Signatures follow on next page]

Acknowledged and agreed as of the date first set forth above:

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name:	John Ryan
Title:	Chief Financial Officer